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                                  Exhibit 99.3
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                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, (the "Common Stock") and 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), consisting of 5,000,000 shares of undesignated preferred stock.

COMMON STOCK

     As of April 24, 1998, there were 39,773,059 shares of the Common Stock outstanding and held by approximately 813 holders of record.

     Each holder of the Common Stock shall have equal ratable rights to dividends from funds legally available therefor, if, as and when declared by the Board of Directors of the Company. The declaration and payment of all dividends, however, is subject to the discretion of the Board of Directors. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining. Holders of the Common Stock are entitled to one vote per share on all matters which stockholders may vote on at all meetings of stockholders. The holders of the Common Stock do not have cumulative voting rights. The holders of the Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. All the outstanding shares of the Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Company is authorized to issue shares of the Preferred Stock from time to time in one or more series without stockholder approval. No shares of the Preferred Stock are currently outstanding.

     The Company's Board of Directors is authorized, without any further action by the stockholders of the Company, to (i) divide the remaining authorized but unissued shares of the Preferred Stock into series; (ii) designate each such series; (iii) fix and determine dividend rights; (iv) determine the price, terms and conditions on which shares of the Preferred Stock may be redeemed; (v) determine the amount payable to holders of Preferred Stock in the event of voluntary or involuntary liquidation; (vi) determine any sinking fund provisions; and (vii) establish any conversion privileges. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of Preferred Stock with rights which could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock or otherwise adversely affect the rights of the holders of Common Stock. Any future issuance of Preferred Stock may have the effect of delaying or preventing a change in control or management of the Company and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock.

NEVADA ANTI-TAKEOVER PROVISIONS

     Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes (S)(S) 78.411-78.444, which applies to Nevada corporations having at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless certain conditions are met. A "combination" includes (a) any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder", having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets, (ii) an aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power of the net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation,
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(d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder," (e) certain transactions which would result in increasing the proportionate share or shares of the corporation owned by the "interested stockholder," or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by, an "interested stockholder." An "interested stockholder" is a person who (i) directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

     A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval is not obtained, the combination may be consummated after the three year period expires if all the requirements in the Articles are met and either (a) (i) the board of directors of the corporation approved, prior to such person becoming an interested stockholder, the combination or the purchase of Shares by the interested stockholder or (ii) the combination is approved by the affirmative vote of the holders of a majority of voting power not beneficially owned by the interested stockholder at a meeting called no earlier than three years after the date the interested stockholder became such or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Section 78.441 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" would not have become the beneficial owner of additional voting shares of the corporation.

     Nevada's "Control Share Acquisition Statue," Nevada Revised Statutes (S)(S) 78.378-78.3793, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute only applies to Nevada corporations with at least 200 stockholders including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. The Company does not at present believe that it "does business" in Nevada within the meaning of the Control Share Acquisition Statute; however, as the market for the Company's product expands, the Company may "do business" in Ne The Statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, for the outstanding voting power. Once the acquiror crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days thereof become "Control Shares" which are deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders' meeting may be called at the request of the acquiror to consider the voting rights of the acquiror's shares no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition. If no such request for a stockholders' meeting is made, consideration of the voting rights of the acquiror's shares must be taken at the next special or annual stockholders' meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its Articles or Bylaws, call certain of the acquiror's shares for redemption. The Company's Articles and Bylaws do not currently permit it to call an acquiror's shares for redemption under these circumstances. The Control Share Acquisition Statute also provides that in the event the stockholders restore full voting rights to a holder of Control Shares which owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment of the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute.)

     The provisions described above, together with the ability of the Board of Directors to issue Preferred Stock as described under "--Preferred Stock," may have the effect of delaying or deterring a change in the control or management of the Company.

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TRANSFER AGENT

     The transfer agent for the Common Stock is Corporate Stock Transfer, Inc., Denver, Colorado.

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